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NEWS RELEASE                              CONTACT:   KIMBERLY MEJIA
                                                     408/995-5115, EXT. 1176



                      CALPINE PRICES RULE 144A OFFERING OF
                  $200 MILLION OF 8-3/4% SENIOR NOTES DUE 2007


         SAN JOSE, CALIF.--July 2, 1997--Calpine Corporation [NYSE:CPN], the San Jose, CA-based power company, announced today that it has priced its Rule 144A offering of $200 million principal amount of 8-3/4% Senior Notes Due 2007. Calpine expects to close the sale of the Senior Notes on July 8, 1997.

         The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         Calpine Corporation is a fully integrated power company, providing electricity and steam to customers in the United States and selected international markets.

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